UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2011

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 27, 2011, the Registrant held its annual meeting of stockholders.  At such annual meeting, stockholders of the Registrant voted on the matters set forth below, and the final voting results for such matters are set forth below.

1.
Each of the two nominees for election to the Board of Directors of the Registrant was elected, to serve until the Registrant’s annual meeting of stockholders in 2014 and until his successor is duly elected and qualified, based upon the following votes:

Nominee	For	Withhold Authority	Broker Non-Votes
D. Greg Horrigan	46,218,144	20,159,746	1,695,375
John W. Alden	64,251,562	2,126,328	1,695,375

2.	The proposal to reapprove the material terms of the performance goals under the Silgan Holdings Inc. Senior Executive Performance Plan, as amended, was approved based upon the following votes:
For	65,329,644
Against	1,035,177
Abstain Broker Non-Votes	13,069 1,695,375

3.
The proposal to approve the ratification of the appointment of Ernst & Young LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved based upon the following votes:

For	66,984,434
Against	1,088,620
Abstain	211

4.	The non-binding advisory vote on the compensation of the Named Executive Officers of the Registrant received the following votes:
For	66,096,919
Against	242,901
Abstain Broker Non-Votes	38,070 1,695,375

5.	The non-binding advisory vote on the frequency for the advisory vote on the compensation of the Named Executive Officers of the Registrant received the following votes:

Three Years	29,332,148
Two Years	66,465
One Year	36,927,654
Abstain Broker Non-Votes	51,623 1,695,375

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel
and Secretary

Date:  June 3, 2011

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